AGREEMENT FOR THE PURCHASE OF COMMON STOCK

THIS COMMON STOCK PURCHASE AGREEMENT, (this "Agreement") made this 27th day of December, 2016, by and between China Concentric Capital Group, Inc. ("Seller") and Quanzhong Lin ("Purchaser"). The Seller and the Purchaser may be referred to herein singularly as a "Party" and collectively, as the "Parties".

Preliminary Statement

On the Closing Date (as defined herein) Seller will own Fort-Three Million Eight Hundred Twenty-Two Thousand Four Hundred and One (43,822,401) shares of the common stock, par value $0.00001 (the "Common Stock") of Mercari Communications Group, Ltd. ("Mercari" or the "Company"). On the Closing Date, the Company will have Forty-Five Million Four Hundred Eleven Thousand and Four Hundred (45,411,400) outstanding shares of Common Stock.

Seller desires to sell to Purchaser, and Purchaser is willing to purchase from Seller, at the Closing (as hereinafter defined), Twenty-Nine Million Five Hundred Twenty-One Thousand Four Hundred and Ten (29,521,410) shares of the Common Stock (the "Shares") of the Company, on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I
PURCHASE AND SALE OF SHARES

1.01. Purchase and Sale. Subject to the terms and conditions of this Agreement, the Seller agrees to sell, transfer, convey and deliver the Shares, and the Purchaser agrees to purchase the Shares, at the Closing.

1.02. Purchase Price. The purchase price (the "Purchase Price") for the Shares is Three Hundred Thousand Dollars ($US300,000), payable at Closing, subject to the other terms and conditions of this Agreement.

1.01. The Closing. (a) The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at such time and place as shall be agreed upon by the Parties (the "Closing Date") not later than January 13, 2017 (the "Outside Closing Date"), by exchange of documents among the Parties by electronic mail or courier, as appropriate, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself).

1.02. Deliveries at the Closing. At the Closing, Seller shall deliver to the Purchaser, against payment of the Purchase Price to an account designated by Seller, certificates (the "Certificates") evidencing the Twenty-Nine Million Five Hundred Twenty-One Thousand Four Hundred and Ten (29,521,410) Shares, together with duly executed, medallion-guaranteed stock powers executed in blank (the "Stock Powers").

1.03. Termination. This Agreement may be terminated:

(a) by either Party upon written notice to the other Party, if the Closing does not occur on or before the Outside Closing Date;

(b) by Seller if Seller has complied with all of its obligations hereunder and the Purchaser fails to deliver the Purchase Price for the Shares to the Seller at the Closing; or

(c) by Purchaser if Purchaser has complied with all of its obligations hereunder and the Seller fails to deliver the Certificates and the Stock Powers to the Purchaser at the Closing.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

The Seller represents and warrants to the Purchaser as follows:

2.01. Organization. The Company is a Colorado corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the State of Colorado.

2.02. Capitalization The authorized capital stock of Mercari consists of 950,000,000 shares of common stock, $0.00001 par value ("Common Stock"), and 20,000,000 shares of preferred stock, $0.001 par value. At Closing the Company will have Forty-Five Million Four Hundred Eleven Thousand and Four Hundred (45,411,400) shares of Common Stock and no shares of preferred stock outstanding. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of the Company are subject to any stock restriction agreements or the beneficiary of any agreement requiring the Company to register shares under the Securities Act of 1933, as amended (the "Securities Act"). The Common Stock is held or record by approximately 23 shareholders of record, in addition to shares registered in street name.

2.03. Filings with Government Agencies. The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is currently quoted on OTC Pink, and the Company is obligated to file reports with the Securities Exchange Commission ("SEC") pursuant to Section 13(a) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder (the "SEC Reports"). The Company has filed all required reports and other documents with the SEC, including the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

2.04. Financial Statements. The financial statements of the Company included in its SEC Reports have been prepared in accordance with generally accepted accounting standards and the rules and regulations of the SEC and fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Company's financial statements included in its Annual Report on Form 10-K/A for the year ended

May 31, 2016 and its Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2016, and as set forth in Section 2.05, the Company has no material liabilities (contingent or otherwise). At Closing, the Company will not be a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation.

2.05. Liabilities. It is understood and agreed that the purchase of the Shares is predicated on the Company not having any liabilities at closing except those incurred in the ordinary course of business and that the outstanding liabilities incurred in the ordinary course of business as of the Closing shall not exceed $2,500. For the purposes of the preceding sentence, the term "liabilities" (whether or not capitalized) includes any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise. Seller is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Company or its shares of Common Stock. To the best of knowledge of the Seller, there is no dispute of any kind between the Company and any third party, and no such dispute will exist at the Closing of this transaction and at Closing, except as set forth herein, the Company will be free from any and all liabilities, liens, claims and/or commitments.

2.06. Tax Returns. The Company has filed all state and federal tax returns required to be filed by it through the date hereof. As of Closing, there shall be no taxes of any kind due or owing.

2.07. Ability to Carry Out Obligations. The Seller has the right, power, and authority to enter into, and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Seller and the performance by the Seller of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Seller is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Seller to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance upon the Shares.

2.08. Contracts, Leases and Assets. The Company is not a party to any contract, agreement or lease (unless such contract, agreement or lease has been assigned to and assumed by another party and the Company has been released from its obligations thereunder) other than its contract with the transfer agent, and except as described in documents filed with the SEC or as disclosed to the Purchaser. At Closing, no person will hold a power of attorney from the Company. At the Closing, the Company will have no assets or liabilities or any obligations which would give rise to a liability in the future.

2.09. Compliance with Laws. To the best knowledge of the Seller but without any independent investigation, the Company has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation. To the best of the knowledge of the Seller but without any independent investigation, the Company has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities and has filed all reports required to be filed with the SEC since January 1, 2015. The Shares are being sold in a private transaction between the Seller and the Purchaser, and are considered "restricted securities" pursuant to Rule 144 of the Securities Act.

2.10. Litigation. To the best of the knowledge of the Seller but without any independent investigation, the Company is not a party to any suit, action, arbitration, or legal, administrative or other proceeding, or pending governmental investigation. To the best knowledge of the Seller but without any independent investigation, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the Company. To the best knowledge of the Seller but without any independent investigation, the Company is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.11. Conduct of Business. Prior to the Closing, the Company shall conduct its business in the normal course, and shall not (without the prior written approval of Purchaser) (i) sell, pledge, or assign any assets, (ii) amend its Articles of Incorporation or Bylaws, (iii) declare dividends or redeem any shares of its Common Stock or other securities, (iv) incur any liabilities, except in the normal course of business, which liabilities will be satisfied at or prior to Closing, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, (vi) enter into any other transaction or (vii) enter into an agreement to do any of the foregoing.

2.12. Corporate Documents. Each of the following documents, which shall be true, complete and correct in all material respects, will be made available to Purchaser at the Closing:

(i) Articles of Incorporation and all amendments thereto;

(ii) Bylaws and all amendments thereto;

(iii) Minutes and Consents of shareholders;

(iv) Minutes and Consents of the board of directors;

(v) List of officers and directors;

(vi) Certificate of Good Standing from the Secretary of State of Colorado;

(vii) Current Shareholder list from the transfer agent;

(viii) Most recent tax returns filed with the requisite state and federal authorities; and

(ix) Copies of the Company's agreements with its transfer agent, auditor and Edgar filing agent if, in each case, the terms of such agreement require the Company to pay any amount if it elects to terminate such agreement.

2.13. Title. The Seller has, will have at Closing, good and marketable title to all of the Shares and upon payment of the Purchase Price Purchaser will acquire good and marketable title to the Shares, subject only to such liens thereon as may be created by Purchaser. The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws. None of the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect

to such Shares. Except as provided in this Agreement, the Seller is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by Purchaser (and/or assigns) impair, restrict or delay voting rights with respect to the Shares.

2.14. Transfer of Shares. The Seller will have the responsibility for sending all certificates representing the shares being purchased, along with the proper stock powers with bank signature guarantees or powers of attorney acceptable (included within the definition above of "Transferred Documents") to the transfer agent at least two days prior to Closing. Purchaser will deliver to the transfer agent a letter of instruction as to the names and denominations in which the Shares are to be registered.

2.15. Exemption from Registration Under the Securities Act. The Seller warrants that, assuming the accuracy of the representations of Purchaser contained herein, the transaction contemplated hereby, to the extent that it consists of an offer or sale of securities by the Seller to the Purchaser, is exempt from the registration requirements of the Securities Act.

2.16. Representations. All representations by the Seller in this Article II and other representations of the Seller contained herein shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows:

3.01 Authority. Purchaser is a resident of the People's Republic of China. Purchaser has full power and authority to execute, deliver and perform his obligations under this Agreement and to purchase the Shares as contemplated hereby.

3.02 Due Execution and Delivery; Binding Effect. This Agreement has been duly executed and delivered by Purchaser, and constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of creditor's rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

3.03 No Public Sale or Distribution. The Purchaser is acquiring the Shares for his own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act and the Purchaser does not have a present arrangement to effect any distribution of the Shares, to or through any person or entity.

3.04 Exemption from Registration under the Securities Act. Purchaser understands and agrees that the Shares have not been registered under the Securities Act by reason of their issuance in a transaction that does not require registration under the Securities Act, in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and

understandings of the Purchaser set forth herein. In this regard, the Purchaser represents, warrants and agrees that:

(a) He is not a U.S. Person (as defined in the Securities Act) and is not acquiring the Shares for the account or benefit of a U.S. Person.

(b) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Purchaser was outside of the United States.

(c) The Purchaser will not offer, sell, pledge or otherwise transfer the Shares except pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

(d) The Shares constitute "restricted securities" as that term is defined in Rule 144 of the Securities Act.

(e) The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

3.05 Legends. The Purchaser is aware of the restrictions of transferability of the Shares and further understands that some or all of the certificates may bear a legend similar to the following:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 OF THE 1933 ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

3.06 Anti-Money Laundering, Anti-Corruption and Anti-Terrorism Laws. The Purchaser confirms that the funds representing the Purchase Price will not represent proceeds of a crime for the purpose of any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline and the Purchaser is in compliance with, and has not previously violated, the United States of America Patriot Act of 2001, as amended through the date of this Agreement, to the extent applicable to the Purchaser and all other applicable anti-money laundering, anti-corruption and anti-terrorism laws and regulations.

3.07 Representations. All Representations by the Purchaser in this Article III and other representations of the Purchaser contained herein shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE IV
REMEDIES

4.01 Governing Law; Forum. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each of the Parties agrees that any action arising out of or related to this Agreement shall be brought in the state or federal courts located in New York County, New York, and each of the parties hereto submits to the jurisdiction of such courts and waives any claim arising out of or related to the convenience of such forum.

4.02 Indemnification. From and after the Closing, the parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

4.03 Indemnification Non-Exclusive The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE V
MISCELLANEOUS

5.01. Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

5.02. No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

5.03. Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

5.04. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

5.05. Entire Agreement. This Agreement contains the entire agreement of and understanding between the Parties hereto, and supersede all prior agreements and understandings.

5.06. Partial Invalidity. In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of the Agreement. If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

5.07. Significant Changes The Seller understands that significant changes may be made in the capitalization and/or stock ownership of Mercari, which changes could involve a reverse stock split and/or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of Mercari.

5.08. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all parties.

5.09. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after deposit with a recognized overnight courier, if prepaid and duly addressed to the party to whom notice is to be given:

If to the Seller:

China Concentric Capital Group, Inc.
1120 6th Ave 4th FL
New York, New York 10036

If to the Purchaser:

Quanzhong Lin
c/o Chengdu AiXin ZhongHong Bio-Tech Co. Ltd.
Room 1-6-3, Bldg. 4
9 An Rong Lu, Jingniu District,
Chengdu, Sichuan
China 610031

5.10. Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement

5.11. Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing

provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the date first written above.

SELLER: CHINA CONCENTRIC CAPITAL GROUP, INC.	**PURCHASER:**
By:____________________ President	____________________ Quanzhong Lin